FILED PURSUANT TO
                                                       RULE 424(b)(3) AND 424(c)
                                                            FILE NUMBER 33-93896

                           PROSPECTUS SUPPLEMENT NO. 1
                             DATED DECEMBER 31, 1996
                       TO PROSPECTUS DATED MARCH 29, 1996

                               THE WET SEAL, INC.

               This Prospectus Supplement No. 1 (the "Prospectus Supplement") supplements the Prospectus dated March 29, 1996. This Prospectus Supplement should be read in conjunction with the Prospectus. References to the Prospectus include all supplements thereto.

                              SELLING STOCKHOLDERS

               The table below sets forth information with respect to certain Selling Stockholders and supplements the information provided in the Prospectus.


                         Number of                                 Number of
                         Shares of            Number of            Shares of
                          Class A             Shares of             Class A
                          Common               Class A           Common Stock
                           Stock            Common Stock          to be Owned
                       Beneficially         which may be             After
                           Owned             Offered(1)            Offering

Wilfred Posluns            6,000               15,000                  0



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(1)            Represents shares that may be purchased pursuant to stock options granted under the Stock Plan on or before the date of this Prospectus Supplement (assuming all options are vested and exercisable).